UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 21, 2008

ADC Telecommunications, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13625 Technology Drive, Eden Prairie, Minnesota		55344
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952.938.8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2008, John A. Blanchard III, the Non-Executive Chairman of our Board of Directors (the "Board"), notified the Board of his decision to retire from the Board at the end of his current term, which coincides with our 2009 Annual Meeting presently planned for early March 2009. Mr. Blanchard has served on the Board since November 1999 and as our Non-Executive Chairman since August 2003. Mr. Blanchard is leaving the Board in order to spend greater time with family and to devote more time to non-profit organizations during his retirement.

On July 21, 2008, the Board appointed Robert E. Switz, our Chief Executive Officer, to the role of Chairman of the Board effective August 1, 2008. Mr. Switz has served as our CEO and as a member of our Board since August 2003. Also effective as of August 1, 2008, J. Kevin Gilligan was appointed Independent Lead Director, a new position on the Board. Mr. Gilligan has served on the Board since September 2004. Among other things, the Independent Lead Director will preside over executive sessions of the Board and generally lead the affairs of the independent members of the Board. At this time, all of our directors other than Mr. Switz are independent directors, and all of the committees of the Board continue to be comprised solely of independent directors.

On July 24, 2008, we issued a press release regarding these matters. A copy of that press release is furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated July 24, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Telecommunications, Inc.

July 24, 2008	By:	/s/ James G. Mathews

Name: James G. Mathews
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 24, 2008